Exhibit 4.1
                                                                     -----------


                                SECOND SUPPLEMENT
                                       TO
                        SERIES SUPPLEMENT, SERIES 2001-18
                        ---------------------------------


                  THIS SUPPLEMENT, dated as of August 17, 2001 (this "Supplement"), to the Series Supplement, dated as of May 8, 2001, (the "Series Supplement") between Lehman ABS Corporation, as depositor (the "Depositor") and U.S. Bank Trust National Association, as the trustee (the "Trustee" and together with the Depositor, the "Parties").


                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Parties entered into the Series Supplement for the purpose of setting forth, among other things, certain supplemental information with respect to the issuance of certificates initially designated Corporate-Backed Trust Certificates, Series 2001-18.


                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereby agree as follows:


                  1. Pursuant to Section 3(d) of the Series Supplement, the Depositor hereby sells to the Trust an additional $10,000,000 of Underlying Securities and the Trust hereby issues an additional 400,000 Class A-1 Certificates (the "Additional Class A-1 Certificates") with an initial aggregate Certificate Principal Amount of $10,000,000 and an additional amount of Class A-2 Certificates with an initial notional balance of $10,000,000 (together with the Additional Class A-1 Certificates, the "Additional Certificates"). The Additional Certificates shall have an original issue date of even date herewith but the Additional Certificates shall accrue interest from August 1, 2001. The Trust is also issuing additional call warrants with respect to the Additional Certificates (the "Additional Call Warrants"). The descriptions of the Underlying Securities, the Call Warrants and the Certificates in the Series Supplement, including the Schedules and Exhibits thereto, shall be deemed to be amended mutatis mutandis and the Class A-2 Certificate Call Schedule attached to the Series Supplement is replaced by Schedule I attached hereto. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Series Supplement.

                  2. Effect of Supplement. Except as supplemented hereby, the Series Supplement is ratified and confirmed and continues in full force and effect.


                  3. Counterparts. This Supplement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument.

                  4. Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

















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

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                      LEHMAN ABS CORPORATION

                      By:    /s/ Rene Canezin
                         ---------------------------------------------------
                           Name: Rene Canezin
                           Title: Senior Vice President


                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   not in its individual capacity
                                   but solely as Trustee on behalf
                                   of the Corporate Backed Trust
                                   Certificates Series, 2001-18
                                   Trust

                      By:    /s/ Marlene Sahey
                         ---------------------------------------------------
                           Name: Marlene Sahey
                           Title: Vice President and Assistant Secretary












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

                                                                      Schedule I

                     CBTC Series 2001-18 (Southern Company)
             Class A-2 Annuity Tranche Call Schedule - With Upsizes


                2/1/02                                      $3,606,079
                8/1/02                                      $3,599,952
                2/1/03                                      $3,593,518
                8/1/03                                      $3,586,763
                2/1/04                                      $3,579,670
                8/1/04                                      $3,572,222
                2/1/05                                      $3,564,402
                8/1/05                                      $3,556,191
                2/1/06                                      $3,547,569
                8/1/06                                      $3,538,517
                2/1/07                                      $3,529,011
                8/1/07                                      $3,519,030
                2/1/08                                      $3,508,551
                8/1/08                                      $3,497,547
                2/1/09                                      $3,485,993
                8/1/09                                      $3,473,861
                2/1/10                                      $3,461,123
                8/1/10                                      $3,447,748
                2/1/11                                      $3,433,704
                8/1/11                                      $3,418,958
                2/1/12                                      $3,403,475
                8/1/12                                      $3,387,218
                2/1/13                                      $3,370,147
                8/1/13                                      $3,352,223
                2/1/14                                      $3,333,403
                8/1/14                                      $3,313,642
                2/1/15                                      $3,292,893
                8/1/15                                      $3,271,106
                2/1/16                                      $3,248,230
                8/1/16                                      $3,224,211
                2/1/17                                      $3,198,990
                8/1/17                                      $3,172,508
                2/1/18                                      $3,144,702
                8/1/18                                      $3,115,506
                2/1/19                                      $3,084,850
                8/1/19                                      $3,052,662
                2/1/20                                      $3,018,863
                8/1/20                                      $2,983,375
                2/1/21                                      $2,946,113
                8/1/21                                      $2,906,987

                2/1/22                                      $2,865,905
                8/1/22                                      $2,822,769
                2/1/23                                      $2,777,476
                8/1/23                                      $2,729,919
                2/1/24                                      $2,679,984
                8/1/24                                      $2,627,552
                2/1/25                                      $2,572,498
                8/1/25                                      $2,514,692
                2/1/26                                      $2,453,995
                8/1/26                                      $2,390,264
                2/1/27                                      $2,323,345
                8/1/27                                      $2,253,081
                2/1/28                                      $2,179,304
                8/1/28                                      $2,101,838
                2/1/29                                      $2,020,499
                8/1/29                                      $1,935,093
                2/1/30                                      $1,845,416
                8/1/30                                      $1,751,256
                2/1/31                                      $1,652,387
                8/1/31                                      $1,548,575
                2/1/32                                      $1,439,573
                8/1/32                                      $1,325,120
                2/1/33                                      $1,204,945
                8/1/33                                      $1,078,761
                2/1/34                                       $946,268
                8/1/34                                       $807,150
                2/1/35                                       $661,076
                8/1/35                                       $507,699
                2/1/36                                       $346,652
                8/1/36                                       $177,554
                2/1/37                                          $0





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